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                                                                        ANNEX II

                          [Croft & Bender Letterhead]

                               December 17, 1996

Board of Directors
American Studios, Inc.
11001 Park Charlotte Boulevard
Charlotte, North Carolina 28273

To the Members of the Board:

     We understand that American Studios, Inc. (the "Company"), PCA International, Inc. (the "Acquiror") and PCA Acquisition Corp. (the "Purchaser"), a wholly-owned subsidiary of the Acquiror, propose to enter into an Agreement and Plan of Merger (the "Agreement") pursuant to which the Purchaser will make a tender offer (the "Offer") for all shares of the Company's common stock, par value $.001 per share (the "Shares"), at $2.50 per Share, net to the seller in cash. The Offer is expected to commence not later than five business days after the public announcement of the execution of the Agreement. The Agreement also provides that, following consummation of the Offer, the Purchaser will be merged with and into the Company in a transaction (the "Merger") in which each remaining Share will be converted into the right to receive $2.50 in cash.

     You have asked us whether, in our opinion, the proposed cash consideration to be received by the holders of the Shares in the Offer and the Merger is fair to such shareholders from a financial point of view.

     In arriving at the opinion set forth below, we have, among other things:

          (1) Reviewed publicly available information concerning the Company which we believe to be relevant to our analysis;

          (2) Reviewed certain information, including financial and operating information with respect to the business, operations and prospects of the Company, furnished to us by the Company;

          (3) Conducted discussions with members of senior management of the Company concerning its business, operations and prospects;

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          (4) Reviewed the historical market prices and trading activity for the
     Shares and compared them with those of certain publicly-traded companies which we deemed to be reasonably similar to the Company;

          (5) Compared the results of operations and present financial condition of the Company with those of certain publicly-traded companies which we deemed to be reasonably similar to the Company;

          (6) Compared the proposed financial terms of the transactions contemplated by the Agreement with the financial terms of certain other mergers and acquisitions which we deemed to be relevant;

          (7) Performed certain financial analyses with respect to the Company's projected future operating performance, including a discounted cash flow analysis;

          (8) Reviewed the final execution draft of the Agreement; and

          (9) Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary.

     In preparing our opinion, we have relied on the accuracy and completeness of all information supplied or otherwise made available to us by the Company, and, although we have discussed such information with management, we have not independently verified such information. With respect to the financial forecasts for the years 1997 through 2000 furnished by the Company, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's management as to the expected future financial performance of the Company. We have not conducted a physical inspection of the properties and facilities of the Company, and we have not made nor obtained any evaluations or appraisals of the assets or liabilities of the Company. In addition, you have not authorized us to solicit, and we have not solicited, any indications of interest from any third party with respect to the purchase of all or a part of the Company's business. Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated as of the date of this letter.

     It is understood that this letter is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent. We hereby consent to the inclusion of this letter in the regulatory filings required in connection with the Offer and the Merger, including Schedule 14D-9 and the proxy statement to be filed in connection with the Board's recommendation regarding the Offer and the Merger. This opinion is not intended to be and shall not constitute a recommendation to any shareholder of the Company as to whether to tender Shares pursuant to the Offer.

     We have acted as financial advisor to the Company in connection with the proposed transaction and will receive a fee for our services which is in part contingent upon the consummation of the proposed transaction. In addition, the Company has agreed to indemnify us for certain liabilities arising out of the rendering of this opinion.

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     On the basis of, and subject to the foregoing, we are of the opinion as of the date hereof that the proposed cash consideration to be received by the holders of the Shares pursuant to the Offer and the Merger is fair to such shareholders from a financial point of view.

                                          Very truly yours,

                                          /s/ CROFT & BENDER LLC

                                          CROFT & BENDER LLC

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                [The Robinson-Humphrey Company, Inc. Letterhead]

                               December 17, 1996

Board of Directors
American Studios, Inc.
11001 Park Charlotte Boulevard
Charlotte, North Carolina 28273

To the Members of the Board:

     We understand that American Studios, Inc. (the "Company"), PCA International, Inc. (the "Acquiror") and PCA Acquisition Corp. (the "Purchaser"), a wholly owned subsidiary of the Acquiror, propose to enter into an Agreement and Plan of Merger (the "Agreement") pursuant to which the Purchaser will make a tender offer (the "Offer") for all shares of the Company's common stock, par value $.001 per share (the "Shares"), at $2.50 per Share, net to the seller in cash. The Offer is expected to commence not later than five business days after the public announcement of the execution of the Agreement. The Agreement also provides that, following consummation of the Offer, the Purchaser will be merged with and into the Company in a transaction (the "Merger") in which each remaining Share will be converted into the right to receive $2.50 in cash.

     You have asked us whether, in our opinion, the proposed cash consideration to be received by the holders of the Shares in the Offer and the Merger is fair to such shareholders from a financial point of view.

     In arriving at the opinion set forth below, we have, among other things:

          (1) Reviewed publicly available information concerning the Company which we believe to be relevant to our analysis;

          (2) Reviewed certain information, including financial and operating information with respect to the business, operations and prospects of the Company, furnished to us by the Company;

          (3) Conducted discussions with members of senior management of the Company concerning its business, operations and prospects;

          (4) Reviewed the historical market prices and trading activity for the Shares and compared them with those of certain publicly traded companies which we deemed to be reasonably similar to the Company;

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          (5) Compared the results of operations and present financial condition of the Company with those of certain publicly traded companies which we deemed to be reasonably similar to the Company;

          (6) Compared the proposed financial terms of the transactions contemplated by the Agreement with the financial terms of certain other mergers and acquisitions which we deemed to be relevant;

          (7) Performed certain financial analyses with respect to the Company's projected future operating performance, including a discounted cash flow analysis;

          (8) Reviewed the final execution draft of the Agreement; and

          (9) Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary.

     In preparing our opinion, we have relied on the accuracy and completeness of all information supplied or otherwise made available to us by the Company, and, although we have discussed such information with management, we have not independently verified such information. With respect to the financial forecasts for the years 1997 through 2000 furnished by the Company, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's management as to the expected future financial performance of the Company. We have not conducted a physical inspection of the properties and facilities of the Company, and we have not made nor obtained any evaluations or appraisals of the assets or liabilities of the Company. In addition, you have not authorized us to solicit, and we have not solicited, any indications of interest from any third party with respect to the purchase of all or a part of the Company's business. Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated as of the date of this letter.

     It is understood that this letter is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent. We hereby consent to the inclusion of this letter in the regulatory filings required in connection with the Offer and the Merger, including Schedule 14D-9 and the proxy statement to be filed in connection with the Board's recommendation regarding the Offer and the Merger. This opinion is not intended to be and shall not constitute a recommendation to any shareholder of the Company as to whether to tender Shares pursuant to the Offer.

     We have acted as financial advisor to the Company in connection with the proposed transaction and will receive a fee for our services which is in part contingent upon the consummation of the proposed transaction. In addition, the Company has agreed to indemnify us for certain liabilities arising out of the rendering of this opinion. The Robinson-Humphrey Company, Inc. has provided investment banking services for the Company in the past and has received customary fees for these services. In the ordinary course of business, The Robinson-Humphrey Company, Inc. actively trades in the common stock of the Company for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

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     On the basis of, and subject to the foregoing, we are of the opinion as of the date hereof that the proposed cash consideration to be received by the holders of the Shares pursuant to the Offer and the Merger is fair to such shareholders from a financial point of view.

                                  Very truly yours,

                                  /s/ THE ROBINSON-HUMPHREY COMPANY, INC.

                                  THE ROBINSON-HUMPHREY COMPANY, INC.

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